CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of Putnam ETF Trust of our report dated December 18, 2025, relating to the financial statements and financial highlights, which appears in Putnam Income Fund’s Annual Shareholder Report on Form N-CSR for the year ended October 31, 2025. We also consent to the references to us under the headings “FINANCIAL STATEMENTS”, “Other Service Providers”, and “AGREEMENT” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

July 29, 2026